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                                                                                                       Exhibit 12.02

     CITICORP AND SUBSIDIARIES
     CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
     INCLUDING PREFERRED STOCK DIVIDENDS
     (In Millions)                                                     YEAR ENDED DECEMBER 31,

                                                  1998           1997           1996           1995           1994
                                                 -------        -------        -------        -------        -------
     EXCLUDING INTEREST ON DEPOSITS:

     FIXED CHARGES:
        INTEREST EXPENSE (OTHER THAN
          INTEREST ON DEPOSITS)                    3,485          3,468          3,435          4,110          5,906
        INTEREST FACTOR IN RENT EXPENSE              179            159            150            140            143
        DIVIDENDS--PREFERRED STOCK                   126 (A)        223            261            553            505 (B)
                                                 -------        -------        -------        -------        -------

          TOTAL FIXED CHARGES                      3,790          3,850          3,846          4,803          6,554
                                                 -------        -------        -------        -------        -------

     INCOME:
        INCOME BEFORE TAXES                        4,469          5,751          6,093          5,608          4,631
        FIXED CHARGES (EXCLUDING PREFERRED
         STOCK DIVIDENDS)                          3,664          3,627          3,585          4,250          6,049
                                                 -------        -------        -------        -------        -------

          TOTAL INCOME                             8,133          9,378          9,678          9,858         10,680
                                                 =======        =======        =======        =======        =======

     RATIO OF INCOME TO FIXED CHARGES
       EXCLUDING INTEREST ON DEPOSITS               2.15           2.44           2.52           2.05           1.63
                                                 =======        =======        =======        =======        =======


     INCLUDING INTEREST ON DEPOSITS:

     FIXED CHARGES:
        INTEREST EXPENSE                          14,988         13,081         12,409         13,012         14,902
        INTEREST FACTOR IN RENT EXPENSE              179            159            150            140            143
        DIVIDENDS--PREFERRED STOCK                   126 (A)        223            261            553            505 (B)
                                                 -------        -------        -------        -------        -------

          TOTAL FIXED CHARGES                     15,293         13,463         12,820         13,705         15,550
                                                 -------        -------        -------        -------        -------

     INCOME:
        INCOME BEFORE TAXES                        4,469          5,751          6,093          5,608          4,631
        FIXED CHARGES (EXCLUDING PREFERRED
         STOCK DIVIDENDS)                         15,167         13,240         12,559         13,152         15,045
                                                 -------        -------        -------        -------        -------

          TOTAL INCOME                            19,636         18,991         18,652         18,760         19,676
                                                 =======        =======        =======        =======        =======


     RATIO OF INCOME TO FIXED CHARGES
        INCLUDING INTEREST ON DEPOSITS              1.28           1.41           1.45           1.37           1.27
                                                 =======        =======        =======        =======        =======

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(A)  ON OCTOBER 8, 1998, CITICORP MERGED WITH AND INTO A NEWLY FORMED, WHOLLY
     OWNED SUBSIDIARY OF TRAVELERS GROUP INC. (TRV) (THE MERGER). FOLLOWING THE MERGER, TRV CHANGED ITS NAME TO CITIGROUP INC. (CITIGROUP). UNDER THE TERMS OF THE MERGER, CITICORP COMMON AND PREFERRED STOCK WERE EXCHANGED FOR CITIGROUP COMMON AND PREFERRED STOCK.
(B)  CALCULATED USING A TAX RATE OF 29% FOR 1994.